UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2007

Medefile International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-25126 D	85-0368333
(State or Other Jurisdiction of Incorporation)	(Commission File Number )	(I.R.S. Employer Identification Number)

2 Ridgedale Avenue, Suite 217
Cedar Knolls, NJ 07927
(Address of principal executive offices) (zip code)

(973) 993-8001
 (Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On October 30, 2007, Mr. John Bason resigned as a member of the Board of Directors of MedeFile International, Inc. (the “Company”).  There was no disagreement or dispute between Mr. Bason and the Company which led to his resignation. Mr. Bason’s resignation shall become effective immediately.

On October 30, 2007, the Board of Directors of the Company adopted a resolution by unanimous written consent to appoint Peter J. Leveton as a director.

Mr. Leveton is 70 years old.  Most recently he was the Chief Financial Officer of Zynex Medical Holdings, Inc. (“Zynex”), a medical device manufacturer located in Colorado.  Prior to joining Zynex, Mr. Leveton served as the Chief Business Development Officer of Integrated Financial Systems, Inc. (“IFS”), a financial services company which specialized in the management and collection of receivables for hospitals from 2002 through 2005.  Previously, Mr. Leveton was the President, and Chief Executive Officer of Surgical Acuity, Inc., a manufacturer of surgical loupes. From the spring of 1986 until the fall of 1994 Mr. Leveton was the President, Chief Executive Officer and a Director of Romed Corporation, a wholly owned subsidiary of Rose Health Care Systems, the parent holding company of Rose Medical Center, an acute care hospital, and from 1989 until his resignation in 1994 he served concurrently as the Chief Financial Officer of Rose Health Care Systems.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medefile International, Inc.

November 2, 2007	By:	/s/ Milton Hauser
Milton Hauser
President, Chief Executive Officer